Exhibit 4.1

SUNOPTA INC.

2002 STOCK OPTION PLAN, AS AMENDED

The purpose of the SunOpta Inc. 2002 Stock Option Plan (the "Plan") is to have Options available to grant to the employees, directors and consultants of SunOpta Inc. (the “Company” or “SunOpta”) and its subsidiaries. Such a Plan is vital to ensure the long-term motivation and retention of employees, directors and consultants. Stock option plans also develop the interest and incentive of employees of the companies that SunOpta and its subsidiaries may acquire by providing them with an opportunity to purchase Common Shares of the Company, thereby advancing the interests of the Company and its shareholders.

The 2002 Stock Option Plan, under which 1,500,000 common shares (“Common Shares”), without par value, were reserved for the grant of Options, was approved by the Company’s shareholders on June 18, 2002. On May 13, 2004, the Company’s shareholders approved an amendment to the Plan to allow for an additional 1,500,000 Common Shares to be reserved for the grant of Options.

The Plan

1.	Purpose of the Plan

An Option granted under the Plan provides an employee, director or consultant of SunOpta with the opportunity to purchase Common Shares of the Company.

2.	Definitions

In this Plan:

"Date of Exercise" means the date upon which an Eligible Person returns a completed Option Exercise Form to the Company together with payment in full for the number of Optioned Shares such employee, director or consultant is purchasing pursuant to such form;

“Eligible Company” means SunOpta Inc. or any of it’s subsidiaries;

"Eligible Person" means an employee, director or consultant of SunOpta or its subsidiaries at the time of the grant of an Option;

"Option" means the right granted under this Plan to an Eligible Person to purchase a specified number of Common Shares of the Company pursuant to the provisions of the Plan;

"Compensation Committee" means the committee chosen by the Board of the Company to administer the Plan;

"Optionee" means an eligible employee, director or consultant of the Company who has been granted an Option pursuant to the Plan;

"Option Period" means no more than a ten-year period from the date of grant of an option and ending June 28, 2014, unless otherwise provided by the Board of Directors of the Company and approved by its regulators. During this period an Optionee granted an Option may purchase Optioned Shares commencing on the date approved by Shareholders and ending June 28, 2014;

"Option Price" means the price per share at which an Optionee may purchase Optioned Shares;

"Optioned Shares" means those Common Shares in respect of which an Option is granted to an Optionee under this Plan;

“Vested Options” means those Optioned Shares that are eligible for exercise by the Eligible Person.

3.	Eligibility

The eligibility to participate in the Plan is at the discretion of the Compensation Committee.

4.	Number of Shares an Optionee is entitled to Under the Plan

The Compensation Committee shall determine the number of Optioned Shares in respect of which an Option is granted at the time of the grant of the Option. The number of shares reserved for the issuance to any one person pursuant to Options must not exceed 5% of the Company’s outstanding Common Shares.

5.	Purchase Price for Optioned Shares

The purchase price of Optioned Shares comprised in an Option granted under the Plan shall be equal to 100% of the fair market value of the Common Shares of the Company based on the closing price on the trading day immediately prior to the date of grant of the Option, on either the Toronto Stock Exchange or Nasdaq. If a difference occurs after applying the relevant exchange rate at the time between Canadian and US dollars, then the closing price on the Nasdaq will be used as determined by the staff member delegated this responsibility by the Compensation Committee. In accordance with the policies of the Toronto Stock Exchange, the Option price cannot be lower than the market price of the Company’s Common Shares on the Toronto Stock Exchange on the trading day prior to the date of the grant of the Option.

6.	(a) Exercise of Option

Each Option granted under the Plan shall vest at such time or times as may be determined by the Board or the Compensation Committee and no rights under the Plan or any Option shall accrue to any Optionee in any Optioned Shares forming the subject matter of an Option prior to the vesting date of such Option.

The Compensation Committee will decide the vesting date of the Options granted to the Optionee under the Plan at the time of grant pursuant to Article 12 hereof.

The right of exercise shall be cumulative and any Optionee, if still an employee, director or consultant of an Eligible Company, may exercise the Option in respect of any Optioned Shares, which have vested at any time during the Option Period subject to the provisions of Articles 10 and 11 hereof.

In order to purchase Optioned Shares under the Plan, an Optionee shall complete and execute an Option Exercise Form in the form of Schedule 1 attached hereto and deliver it to the Company together with a certified cheque or money order in US Dollars for the full purchase price of the Optioned Shares being acquired.

Subject to the prior vesting of Optioned Shares and of restriction on purchase dates or as otherwise determined by the Compensation Committee, an Optionee can exercise all or any part of the Option at any time.

(b) Vesting on Change of Control

In the event of a Change of Control, all options which have not yet vested will vest immediately. For the purposes of this provision a Change of Control will be deemed to have occurred when:

(i) a person (which includes a partnership or corporation) acting alone or jointly or in concert with others, acquires beneficial ownership of voting securities of the Company which, together with voting securities of the Company already owned by such person or persons, constitutes in the aggregate 50% or more of the outstanding voting securities of the Company;

A person who is principally engaged in the business of managing investment funds for unaffiliated securities investors and, as a part of such person’s duties for fully managed accounts, holds or exercises voting power over voting securities of the Company, will not, solely by reason thereof, be considered to be a beneficial owner of such voting securities;

(ii)	the Company agrees to amalgamate, consolidate or merge with another body corporate;

(iii) any resolution is passed or any action or proceeding is taken with respect to the liquidation, dissolution or winding up of the Company;

(iv) the Company decides to sell, lease, or otherwise dispose of all, or substantially all, of its assets.

7.	Optionee Commitment

An Optionee has no obligation to exercise any or all of the Optioned Shares at any time but, to the extent an Optionee exercises the Option, the full purchase price of the Optioned Shares purchased pursuant to such exercise must be paid in full as set out under "Exercise of Option" above.

8.	Share Certificates

The Company will deliver a share certificate representing the Optioned Shares purchased pursuant to exercise of an Option as soon as reasonably possible after the exercise thereof.

9.	Transfer and Assignment; Securities Regulations

No Option or any of the rights thereunder is assignable or transferable by an Optionee except by the laws of descent and distribution. Upon the exercise of an Option, the Optionee may sell or otherwise dispose of such shares in any manner that the Optionee wishes in any jurisdiction in which the same are qualified for sale and subject to any regulatory authority having jurisdiction over such sale.

Common Shares shall not be issued with respect to an Option granted under this Plan unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including without limitation, the Securities Act of 1933, as amended.

10.	Termination for any Reason other than Death

Upon the Optionee ceasing to be an employee or servant of SunOpta (except upon the death of the Optionee), the Option hereby granted shall forthwith cease and terminate and shall be of no further force or effect whatsoever as to such of the Optioned Shares which have not vested or in respect of which such Option has not been previously exercised on the date notice of dismissal or resignation is given; provided that where the Optionee is dismissed by SunOpta, the Optionee shall have 30 days from the date notice of dismissal is given in which to exercise the Option hereby granted in respect of the Vested Options available at the date of such notice of dismissal.

If through the operation of Article 6 hereof, none of the Optioned Shares shall have vested in such Optionee, the provisions of Article 6 hereof shall prevail and such Optionee shall not be entitled to purchase any Optioned Shares notwithstanding the provisions of this Article.

Transfer by the Optionee to a subsidiary of the Company or any other Company affiliated with it or from such subsidiary or affiliate to the Company shall be deemed not to be a termination of employment under this Article and all rights of the Optionee under such Option shall continue in full force and effect after such transfer.

11.	Termination by Reason of Death

If any Optionee shall die at any time prior to the end of the Option Period and before such Optionee has purchased all of the Optioned Shares granted to him or her, the unexercised portion of an Option provided in Article 6 hereof will immediately vest, and such Optionee's personal representatives may purchase all or any portion of the Optioned Shares of such deceased Optionee, as provided in this Plan, at any time during the shorter of the period of the Option Period or 180 days immediately next following the death of the Optionee, excluding the date of death if such day be a business day or, if such day shall not be a business day, on the business day next following.

12.	Administration of the Plan

The Compensation Committee shall administer the Plan. The Compensation Committee has been delegated the authority by the Board of Directors of the Company to designate those employees, consultants and directors of current or future business interests who are to be granted an Option in the Plan, the number of Optioned Shares to be granted to each such Optionee and otherwise to administer and interpret the Plan and the Options granted thereunder. The Board of Directors may amend, modify or terminate the Plan or any Option granted thereunder in respect of any Optioned Shares which shall not have become vested in an Optionee pursuant to the provisions of the Plan at any time without notice, but no such amendment, modification or termination shall divest any rights under any Option which shall have become vested in any Optionee.

Any determination of the Compensation Committee shall be final and conclusive, unless the Board of Directors overrules any such determination, in which case the decision of the Board shall be final, conclusive and binding. The members of the Compensation Committee at the date hereof are as follows:

Robert Fetherstonhaugh, Joseph Riz and Camillo Lisio.

The Compensation Committee may delegate the day-to-day administration of the Plan to an officer of the Company.

13.	Changes Affecting Optioned Shares

In the case of any reorganization or recapitalization of the Company (by reclassification of its outstanding capital stock), or its consolidation or merger with or into another corporation, or the sale, conveyance, lease or other transfer by the Company of all or substantially all of its property, pursuant to any of which events the then outstanding shares of the Company's capital are consolidated or subdivided, or are changed into or become exchangeable for other shares or stock, the Optionee, upon exercise of his or her Option, shall be entitled to receive in lieu of the Optioned Shares which he or she would otherwise have been entitled to receive upon such exercise and without any payment in addition to the Option Price therefor, the shares of stock which the Optionee would have received upon such reorganization, recapitalization, consolidation, subdivision, merger, sale or other transfer, if immediately prior thereto he or she had owned the Optioned Shares to which such exercise of the Option relates and had exchanged such Optioned Shares in accordance with the terms of such reorganization, recapitalization, consolidation, subdivision, merger, sale or other transfer.

Notwithstanding the foregoing provisions of this Article 13, no adjustment provided for herein shall require the Company to deliver a fractional share under the Option.

14.	Employment

The granting of an Option to any person under the Plan shall not confer any rights upon such Optionee other than those provided in the Plan and, without limiting the generality of the foregoing, shall not confer or be deemed to confer upon any such Optionee any right to continue as an employee, director or consultant of the Company, or any subsidiary or affiliate thereof.

15.	No Shareholder Right

The granting of an Option pursuant to the Plan shall not confer any rights upon any Optionee as a shareholder of the Company, nor the right to receive notice of, attend nor vote at any meeting of shareholders of the Company until the exercise of an Option and such rights shall extend only to those number of Optioned Shares in respect of which the Option was exercised.

16.	Governing Law

The Plan is established under the laws of the Province of Ontario and the rights of all parties and the construction and effect of each provision of the Plan shall be governed by the laws of the Province of Ontario; except in respect to any sale of any of the Common Shares in respect of which an Option has been exercised which shall be governed by the laws of the jurisdiction in which an Optionee proposes to sell such shares.

17.	Incentive Stock Options Under US Internal Revenue Code

Subject to Article 17 of the Plan, any Option granted under this Plan to an Optionee who is a citizen or resident of the United States (including its territories, possessions, and all areas subject to jurisdiction) and which, at the time of grant, is an officer, key employee or director of the Company (provided for purposes of this Article 17 only, an Optionee who is a director is then also an officer or key employee of the Company (a “US Optionee)) shall be an “incentive stock option” within the meaning of the Internal Revenue Code of 1986, as amended, of the United States, (the “Code”).

No provision of this Plan, as it may be applied to a US Optionee, shall be construed so as to be inconsistent with any provision of Section 422 of the Code.

Notwithstanding anything in this Plan to the contrary, the following provisions shall apply to each US Optionee:

a)	Any director of any of the subsidiaries that comprise the consolidated Company who is a US Optionee shall be ineligible to vote upon granting such an Option to themselves;

b)

An Option granted under this Plan to a US Optionee shall be an incentive stock option with the meaning of Section 422 of the Code provided that the aggregate fair market value (determined as of the time the Option is granted) of the Common Shares with respect to which Options are exercisable for the first time by such US Optionees during any calendar year under this Plan and all other incentive stock option plans, within the meaning of Section 422 of the Code, of any the Company’s subsidiaries does not exceed One Hundred Thousand Dollars in US funds (US $100,000);

c)

To the extent that the aggregate fair market value (determined as of the time the Option is granted) of the Common Shares with respect to which incentive stock options (determined without reference to this subsections) are exercisable for the first time by a US Optionee during any calendar year under this Plan and all other incentive stock option plans, within the meaning of Section 422 of the Code, any of the Company’s subsidiaries exceeds One Hundred Thousand Dollars in US funds (US $100,000), such Options will be treated as nonqualified stock options (i.e.: options which fail to qualify as incentive stock options within the meaning of Section 422 of the Code) in accordance with Section 422(d) of the Code;

d)

The purchase price of the Common Shares under each Option granted to a US Optionee pursuant to this Plan shall not be less than the fair market value of such Common Shares at the time the Option is granted;

e)

If any US Optionee to whom an incentive stock option is to be granted under this Plan is at the time of the grant of such incentive stock option the owner of shares possessing more than ten percent (10%) of the total combined voting power of all classes of the shares of the Company, then the following special provisions shall be applicable to the Option granted to that individual:

i)

the purchase price of the Common Shares of the Company subject to such incentive stock option shall not be less than one hundred and ten percent (110%) of the market price of one common share of the Company at the time of the grant; and

ii)	for the purposes of this Article 17 (e), the exercise period shall not exceed five (5) years from the date of the grant;

f)

No incentive stock options may be granted hereunder to a US Optionee following the expiry of ten (10) years after the date on which this Plan is adopted by the Board of Directors and no Option may be exercisable by the US Optionee following the expiry of the ten (10) years after the date on which this Plan is adopted by the Board of Directors. These provisions agree to the provisions of the Plan as stated under Article 2 – Definitions – Option Period;

g)	The Board may, in its discretion, grant under this Plan to US Optionees, Options that are non-qualified stock options.

18.	Termination of the Plan

The Plan will terminate on June 28, 2014 unless otherwise determined by the Compensation Committee or unless all of the Options granted under the Plan are exercised, in which case the Plan will terminate on the date all of the Options granted under the Plan have been exercised.

IN WITNESS WHEREOF, subject to shareholder approval, and a pre-clearance statement pursuant to Section 601 of the Toronto Stock Exchange Company Manual, the Company has executed this Plan as of June 28, 2004.

SUNOPTA INC.

/s/ Jeremy Kendall	/s/ John Dietrich
J. N. Kendall, Chairman and CEO	John Dietrich, VP & CFO

SCHEDULE 1

To the SUNOPTA INC.

2002 Stock Option Plan, as amended

To:	SunOpta Inc.

And to:	American Stock Transfer and Trust Company

OPTION EXERCISE FORM

The undersigned hereby subscribes for _____________ Common Shares of SunOpta Inc. (the "Company") that the undersigned is entitled to pursuant to the provisions of the SunOpta Inc. 2002 Stock Option Plan, as amended.

I attach my cheque payable to the Company in the sum of $______________________, representing the purchase price of the said Shares.

Dated at _________________________, this __________ day of ____________________, 20___.

Name: _________________________	SIN:_________________________

Address: _________________________	or

S.S.:_________________________

                  _________________________

                  _________________________

Signature:_________________________

Please call Michele Albrecht at (905) 455-2528 x 110 if you wish to exercise any of your options.